UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8560 Main Street, Suite 4, Williamsville, New York (Address of Principal Executive Office)		14221 (Zip Code)
Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NYSE American

Item 5.02(d):	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On January 10, 2020, the Board of Directors (the “Board”) of 22nd Century Group, Inc. (the “Company”) appointed Roger D. O’Brien to be a director on the Board, effective immediately. Mr. O’Brien was appointed as a Class II director to fill the vacancy in the Class II director positon on the Board resulting from the death of Dr. Joseph Alexander Dunn.

Mr. O’Brien, age 71, has served as the President of O’Brien Associates, LLC, a general management consulting firm providing advisory and implementation services to companies in a variety of competitive industries, with special focus on general management, technology commercialization, marketing and strategy development, since 2000. Mr. O’Brien’s background includes a past role in running Ultralife Batteries, Inc. during 1998-1999 as its Chief Operating Officer. From 1991 to 1996, he was the Chief Executive Officer and a major shareholder of Holotek Ltd., a high-technology company with a proprietary position in the design, development, manufacture and sales of laser imaging systems worldwide. Mr. O’Brien is currently a member of the Board of Directors of Innovative Technology Solutions and Bristol-ID Technologies, Inc. In addition, Mr. O’Brien is an adjunct professor at the Rochester Institute of Technology, where he is a graduate instructor in Rochester, New York and Croatia. Mr. O’Brien holds a Bachelor of Science degree in Nuclear Engineering from New York University and an M.B.A. degree from The Wharton School of the University of Pennsylvania.

Mr. O’Brien is independent under the rules of the New York Stock Exchange American market and will receive the same compensation as the Company’s other non-employee directors. Mr. O’Brien will become a member of the Corporate Governance and Nominating Committee, Audit Committee and Compensation Committee of the Board.

There are no family relationships between Mr. O’Brien and any director or other executive officer of the Company nor are there any transactions between Mr. O’Brien or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction. Further, there is no arrangement or understanding between Mr. O’Brien and any other persons or entities pursuant to which Mr. O’Brien was appointed as a director of the Company.

Appointment of New Chairman of the Board

In addition, the Board appointed Nora B. Sullivan, an existing director of the Company, as the Chairman of the Board.

The Company issued a press release regarding Mr. O’Brien being appointed as a new director to to the Board and Ms. Sullivan being appointed as the new Chairman of the Board, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01(d):	Financial Statements and Exhibits.

Exhibit 99.1	Press release dated January 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Thomas L. James
Date: January 13, 2020	Thomas L. James
Vice President, General Counsel and Secretary